MOSS ADAMS LLP LETTER HEAD

CERTIFIED PUBLIC ACCOUNTANTS BUSINESS CONSULTANTS

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-110368) on Form S-8 of our report dated June 28, 2010, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of TC Global, Inc. for the year ended March 28, 2010.

/s/ MOSS ADAMS LLP

Seattle, Washington

June 28, 2010